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As filed with the Securities and Exchange Commission on May 29, 2013

Registration No. 333-187849

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3
TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SELECT INCOME REIT
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	45-4071747 (I.R.S. Employer Identification Number)

Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 796-8303
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John C. Popeo
Treasurer and Chief Financial Officer
Select Income REIT
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 796-8303
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alexander A. Notopoulos, Jr., Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of the Registration Statement as determined by the Registrant.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Primary offering by the Registrant:

Debt Securities

Preferred Shares of Beneficial Interest

Depositary Shares Representing Preferred Shares

Common Shares of Beneficial Interest, $.01 par value per share

Warrants

Total	(1)(5)	(1)	$850,000,000	$115,940

Secondary offering by Selling Shareholder:

Common Shares of Beneficial Interest, $.01 par value per share	22,000,000(5)	$27.87(4)	$613,140,000(4)	$83,633

Total:			$1,463,140,000	$199,573(3)

(1)
Omitted pursuant to Form S-3 General Instruction II.D. An indeterminate number or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon exercise, exchange or conversion of other securities registered hereby, up to a proposed maximum offering price of $850,000,000. Securities registered hereunder may be sold separately or in any combination.
(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)
Includes $136,400, which was previously paid upon the filing of this Registration Statement on April 10, 2013, and an additional $63,173, which was previously paid upon filing of Pre-Effective Amendment No. 1 to this Registration Statement on April 29, 2013.
(4)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices per common share as reported on The New York Stock Exchange on May 24, 2013.
(5)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate amounts of each class of securities registered hereunder as may be issuable, without separate consideration, by reason of certain transactions or events, including any share dividend, distribution, split or any other similar transactions.

             The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Dated May 29, 2013

PROSPECTUS

SELECT INCOME REIT

$850,000,000

Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants

22,000,000

Common Shares of Beneficial Interest
Offered by Selling Shareholder

        We may offer and sell, from time to time, in one or more offerings:

  •
  debt securities;

  •
  common shares of beneficial interest;

  •
  preferred shares of beneficial interest;

  •
  depositary shares; and

  •
  warrants.

        The securities described in this prospectus may be offered and sold separately or in any combination. The total offering price of the securities that we may offer and sell, in the aggregate, will not exceed $850,000,000. In addition, the selling shareholder named under the caption "Selling Shareholder" may, from time to time, sell up to 22,000,000 of our common shares of beneficial interest in one or more offerings. We will not receive any proceeds from the sale of shares sold by the selling shareholder under this prospectus.

        We will provide the specific terms of any securities actually offered and the manner in which the securities will be offered in supplements to this prospectus. The applicable prospectus supplement may also contain information, where applicable, about material U.S. federal income tax considerations relating to, and any securities exchange listing of, securities covered by such prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplements before you decide to invest in any of these securities.

        We or the selling shareholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities.

        Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol "SIR." On May 28, 2013, the last reported sale price of our common shares on the NYSE was $28.05 per share.

        We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012.

        Investment in our securities involves risk. See "Risk Factors" on page 1 of this prospectus and any risk factors described in any accompanying prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2013.

ABOUT THIS PROSPECTUS

        References in this prospectus to "we," "us," "our" or "SIR" mean Select Income REIT and its consolidated subsidiaries, unless the context otherwise requires.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any of the securities or any combination of the securities described in this prospectus up to a proposed maximum offering price of $850,000,000, and our selling shareholder may, from time to time, sell up to 22,000,000 of our common shares, in each case, in one or more offerings.

        This prospectus provides you only with a general description of the securities that may be offered. Each time we or the selling shareholder sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated By Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

        You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. Neither we nor the selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling shareholder will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

(i)

PROSPECTUS SUMMARY

        We are a real estate investment trust, or REIT, formed under the laws of the State of Maryland that owns and invests in single tenant, net leased properties. We intend to elect and qualify for taxation as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2012, and to maintain such qualification thereafter. As of March 31, 2013, we owned 272 properties, consisting of (1) 229 properties located on the island of Oahu, HI, which included approximately 17.8 million rentable square feet that are primarily leased to industrial and commercial tenants and (2) 43 properties located in 18 states throughout the mainland United States, which included approximately 7.6 million rentable square feet of office, industrial and other space. These 272 properties had a combined total of approximately 25.4 million rentable square feet and were approximately 95.8% leased (based upon rentable square feet). These 272 properties were leased to 256 different tenants, with a weighted average remaining lease term (based on annualized rental revenue) of approximately 11.6 years.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 796-8303.

RISK FACTORS

        Investing in our securities involves risks. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, or our Annual Report, which risk factors are incorporated by reference in this prospectus, the information contained under the heading "Warning Concerning Forward Looking Statements" in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption "Risk Factors" in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

 WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

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  THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT, RENEW LEASES, ENTER INTO NEW LEASES OR BE AFFECTED BY CYCLICAL ECONOMIC CONDITIONS,

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  THE LIKELIHOOD THAT OUR RENTS MAY INCREASE WHEN RENTS ARE RESET AT OUR LEASED LANDS IN HAWAII,

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  OUR ACQUISITIONS OF PROPERTIES,

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  OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY,

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  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS,

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  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

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  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY,

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  OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS,

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  OUR TAX STATUS AS A REIT,

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  OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL,

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  OUR BELIEF THAT THERE IS A LIKELIHOOD THAT OUR SINGLE TENANT LESSEES WILL EXTEND OR RENEW THEIR LEASES WITH US,

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  OUR EXPECTATION THAT WE WILL BENEFIT FINANCIALLY BY PARTICIPATING IN AFFILIATES INSURANCE COMPANY, OR AIC, WITH REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND COMPANIES TO WHICH RMR PROVIDES MANAGEMENT SERVICES,

  •
  THE CREDIT QUALITY OF OUR TENANTS, AND

  •
  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS, NET

OPERATING INCOME, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS,

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  COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED,

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  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS,

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  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

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  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, COMMONWEALTH REIT AND ITS SUBSIDIARIES, OR CWH, RMR, AIC, AND THEIR RELATED PERSONS AND ENTITIES, AND

  •
  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

FOR EXAMPLE:

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS. WE MAY BE UNABLE TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS, AND FUTURE DISTRIBUTIONS MAY BE SUSPENDED,

  •
  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES,

  •
  CONTINGENCIES IN OUR FUTURE ACQUISITION AGREEMENTS MAY NOT BE SATISFIED AND COULD RESULT IN THOSE ACQUISITIONS NOT OCCURRING OR BEING DELAYED OR IN THE TERMS OF THE ACQUISITIONS CHANGING,

  •
  RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE,

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  A MAJORITY OF OUR HAWAII PROPERTIES ARE LANDS LEASED FOR RENTS THAT ARE PERIODICALLY RESET BASED ON FAIR MARKET VALUES. REVENUES FROM OUR PROPERTIES IN HAWAII HAVE GENERALLY INCREASED DURING OUR AND CWH'S PRIOR OWNERSHIP AS THE LEASES FOR THOSE PROPERTIES HAVE BEEN RESET OR RENEWED. THERE CAN BE NO ASSURANCE THAT REVENUES FROM OUR HAWAII PROPERTIES WILL INCREASE AS A RESULT OF FUTURE RENT RESETS OR LEASE RENEWALS, AND FUTURE RESET RENTS COULD DECREASE,

  •
  WE MAY NOT SUCCEED IN DIVERSIFYING OUR TENANTS AND ANY DIVERSIFICATION WE MAY ACHIEVE MAY NOT MITIGATE OUR PORTFOLIO RISKS OR IMPROVE THE SECURITY OF OUR REVENUES OR OUR OPERATING PERFORMANCE,

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  OUR INTENTION TO REDEVELOP CERTAIN OF OUR HAWAII PROPERTIES MAY NOT BE REALIZED OR BE SUCCESSFUL,

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  THE CURRENT HIGH UNEMPLOYMENT RATE IN THE UNITED STATES MAY CONTINUE FOR A LONG TIME OR BECOME WORSE IN THE FUTURE. SUCH CIRCUMSTANCES MAY REDUCE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE REMAINS OR BECOMES FURTHER DEPRESSED, WE MAY BE UNABLE TO RENEW LEASES WITH OUR TENANTS AS LEASES EXPIRE OR ENTER INTO NEW LEASES AT RENTAL RATES AS HIGH AS EXPIRING RATES AND OUR FINANCIAL RESULTS MAY DECLINE,

  •
  OUR BELIEF THAT THERE IS A LIKELIHOOD THAT TENANTS MAY RENEW OR EXTEND OUR LEASES WHEN THEY EXPIRE WHENEVER THEY MAY HAVE MADE SIGNIFICANT INVESTMENTS IN THE LEASED PROPERTIES MAY NOT BE REALIZED,

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  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CREDIT FACILITY CONDITIONS,

  •
  ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH OUR REVOLVING CREDIT FACILITY,

  •
  SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO LOCATE NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES,

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  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

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  INCREASING THE MAXIMUM BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY AND OUR TERM LOAN IS SUBJECT TO OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

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  THE PREMIUM USED TO DETERMINE INTEREST AND THE FACILITY FEE WE PAY ON OUR REVOLVING CREDIT FACILITY AND OUR TERM LOAN MAY BE BASED ON OUR CREDIT RATINGS. WE DO NOT CURRENTLY HAVE ANY CREDIT RATINGS. THERE CAN BE NO ASSURANCES THAT WE WILL OBTAIN CREDIT RATINGS IN THE FUTURE OR WHAT THOSE RATINGS MAY BE, AND

  •
  THE COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS THAT WE BELIEVE WE MAY REALIZE FROM OUR CONTINUING RELATIONSHIPS WITH CWH, RMR AND AIC AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES MAY NOT MATERIALIZE.

        THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NATURAL DISASTERS, CHANGES IN OUR TENANTS' FINANCIAL CONDITIONS OR THE MARKET DEMAND FOR LEASED SPACE OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, AND IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR ANNUAL REPORT OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods shown:

		Year Ended December 31,
	Three Months Ended March 31, 2013
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges(1)	7.5x	9.7x	—	—	—	—

(1)
There is no ratio for the years ended December 31, 2011, 2010, 2009 and 2008 because there were no fixed charges attributable to us during these years.

        For purposes of calculating the ratios above, earnings have been calculated by adding fixed charges to income before income tax expense. Fixed charges consist of interest expense, including amortization of debt premiums and deferred financing fees. The ratios of earnings to fixed charges were computed by dividing our earnings by fixed charges. We did not have any preferred securities outstanding during any of the periods presented above, and therefore our ratios of earnings to combined fixed charges and preferred share distributions are the same as the ratios of earnings to fixed charges presented above.

        We were formed as a wholly owned subsidiary of CWH and commenced operations on December 19, 2011. We remained a wholly owned subsidiary of CWH until we closed our initial public offering on March 12, 2012 and we became a separately traded public company. For periods prior to our initial public offering and prior to our formation, our financial information was consolidated with CWH. Because of this, our historical results of operations for periods prior to March 12, 2012 and the related ratios do not necessarily reflect what our results of operations, financial position, cash flows or expenses would have been if we had operated as a stand-alone company, are not comparable to our results or ratios since then and should not be relied upon as an indicator of our future performance. For more information about our historical financial statements, please refer to our filings with the SEC, including our Annual Report (including our audited financial statements and related notes and the section captioned "Risk Factors—Our audited financial statements may not be representative of our results as an independent public company.").

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.

        We will not receive any of the proceeds of the sale by the selling shareholder of its common shares covered by this prospectus.

 DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indentures and supplemental indentures as exhibits to such registration statement. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities described in the applicable prospectus supplement. If indicated in a prospectus supplement, the terms of such debt securities may differ from those described below.

        The debt securities sold under this prospectus will be direct obligations of Select Income REIT and, unless otherwise stated in a prospectus supplement, will not be obligations of any of its subsidiaries. Such debt obligations may be secured or unsecured, and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated." The debt securities that we refer to as "senior" will be direct obligations of Select Income REIT and will rank equally and ratably in right of payment with its other indebtedness that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with the other senior subordinated indebtedness. We refer to these as "senior subordinated" securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "junior subordinated" securities. We have filed with the registration statement, of which this prospectus is a part, three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities.

        We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

  •
  the aggregate principal amount of the debt securities;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

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  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

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  the date from which interest may accrue and any interest payment dates;

  •
  any sinking fund requirements;

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  any provisions for redemption, including the redemption price and any remarketing arrangements;

  •
  whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

  •
  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

  •
  the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than in even multiples of $1,000, and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  •
  whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities; and

  •
  if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered.

        We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

        Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

  •
  if we merge out of existence or sell all or substantially all our assets, the other company must be an entity organized and validly existing under the laws of a State or the District of Columbia or under federal law and must expressly assume the due and punctual payment of the principal of and any premium and interest on the debt securities and the performance or observance of every covenant to be performed or observed by us under the applicable indenture; and

  •
  immediately after the merger, sale of assets or other transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

Certain Covenants

        Existence.    Except as permitted as described above under "—Merger, Consolidation or Sale of Assets," we will agree to do all things necessary to preserve and keep our trust existence, rights and franchises provided that it is in our best interests for the conduct of business.

        Additional Covenants.    Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default and Related Matters

        Events of Default.    The term "event of default" for any series of debt securities means any of the following:

  •
  we do not pay the principal of, or any premium on, a debt security of that series;

  •
  we do not pay interest on a debt security of that series within 30 days after its due date;

  •
  we do not deposit any sinking fund payment for that series within 30 days after its due date;

  •
  we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of other series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Either the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

  •
  we default under any of our other indebtedness in an aggregate principal amount exceeding $20 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or holders of at least 25% in principal amount of outstanding debt securities of the affected series may send the notice;

  •
  final judgments or orders aggregating in excess of $20 million (exclusive of amounts covered by insurance) are entered against us and are not paid, discharged or stayed for a period of 60 days;

  •
  we or one of our "significant subsidiaries," if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

  •
  any other event of default described in the applicable prospectus supplement occurs.

        The term "significant subsidiary" means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act.

        Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to the indentures and our debt securities:

        Changes Requiring Your Approval.    First, we cannot make certain changes to the indentures and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:

  •
  change the stated maturity of the principal of, or interest on, a debt security;

  •
  reduce the principal amount of, or the rate of interest on, a debt security;

  •
  reduce the amount of any premium due upon redemption;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

  •
  change the currency or place of payment on a debt security;

  •
  impair a holder's right to sue for payment on or after the stated maturity of a debt security;

  •
  in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

  •
  waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

  •
  modify any of the foregoing provisions.

        Changes Requiring a Majority Vote.    Second, certain changes require a favorable vote by holders of debt securities owning not less than a majority in principal amount of the outstanding debt securities of the affected series. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect the holders of the debt securities. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "—Changes Requiring Your Approval" without the consent of each holder of debt securities affected by the waiver.

        Changes Not Requiring Approval.    Third, certain changes do not require any vote by holders of debt securities. These changes are limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

        Further Details Concerning Voting.    Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. The holders of debt securities are also not eligible to vote if they have been fully defeased, as described below under "—Discharge, Defeasance and Covenant Defeasance—Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Discharge, Defeasance and Covenant Defeasance

        Discharge.    We may discharge some of our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are scheduled for redemption within one year, by depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay those debt securities and deliver certain certificates and opinions to the trustee:

  •
  we must irrevocably deposit, in trust, for your benefit and the benefit of all other direct holders of the debt securities money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will generate enough cash to satisfy the principal of and any premium and interest on the debt securities on their various due dates (a "government obligation" for these purposes means, with respect to any series of debt securities, securities that are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government);

  •
  the current U.S. federal income tax law must be changed or an Internal Revenue Service, or IRS, ruling must be issued permitting us to make the deposit described above, without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. Under such circumstances, you could recognize gain or loss on the debt securities you were deemed to have returned to us; and

  •
  we must deliver to the trustee a legal opinion confirming the U.S. federal income tax law change or IRS ruling described above.

        If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from any claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

        Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

  •
  your right to receive payments from the trust when payments are due;

  •
  our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust.

        Covenant Defeasance.    Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of such restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities and you would be released from any subordination provisions.

        If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

  •
  any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

  •
  any subordination provisions; and

  •
  certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

        If we accomplish covenant defeasance, you may still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. A shortfall may occur if one of the remaining events of default occurs, such as our bankruptcy, causing the debt securities to become immediately due and payable. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our REIT status under the Internal Revenue Code of 1986, as amended, or the Code.

Subordination

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

  •
  provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for such registered global security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the applicable indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

        We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Exchange Act, (ii) an event of default shall have occurred and be continuing with respect to such debt securities, or (iii) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

        We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

        Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law

        The indentures and our debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        Our declaration of trust authorizes us to issue up to an aggregate of 50,000,000 shares of beneficial interest, all of which are currently designated as common shares of beneficial interest, par value $.01 per share. As of March 31, 2013, we had 39,282,592 common shares issued and outstanding. As of the date of this prospectus, no other class or series of shares of beneficial interest has been established.

        Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees to reclassify any unissued shares into other classes or series. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

Common Shares

        The following is a summary of the material terms of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of your securities described in any applicable prospectus supplement.

        Except as otherwise described in any applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, all of our common shares are entitled:

  •
  to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution; and

  •
  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Holders of our common shares do not have cumulative voting rights in the election of trustees.

        Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.

        For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

Preferred Shares

        The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus. We may issue preferred shares in one or more series; each series of preferred shares will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including the applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

        General.    Our declaration of trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our authorized and unissued preferred shares.

        The preferred shares will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular series of the preferred shares for specific terms, including:

  •
  the distinctive designation of the applicable series of preferred shares and the number of shares that will constitute the series;

  •
  the initial offering price of such preferred shares;

  •
  relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  the distribution rate or rates (or method of calculation) on that series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

  •
  any redemption or sinking fund provisions of that series;

  •
  any voting rights;

  •
  any conversion or exchange provisions;

  •
  any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

  •
  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any procedures for any auction and remarketing;

  •
  any listing of such preferred shares on any securities exchange; and

  •
  any limitations on record or beneficial ownership and restrictions on transfer, including those as may be appropriate to preserve our status as a REIT.

        Holders of our preferred shares have no preemptive rights to subscribe for any of our securities.

        If material, we will discuss in the applicable prospectus supplement U.S. federal income tax considerations applicable to the preferred shares offered by such prospectus supplement.

        The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.

        For additional information about our preferred shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

        As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

        Rank.    Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our common shares.

        Distributions.    Holders of preferred shares of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom distributions are payable.

        We will not authorize or pay any distributions on a series of preferred shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of beneficial interest, including preferred shares. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.

        Distributions on any series of preferred shares may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Trustees fails to authorize a distribution that is noncumulative, the holders of the applicable series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

        We refer to our common shares or other shares, now or hereafter issued, that rank junior to an applicable series of preferred shares with respect to distribution rights as junior shares. To the extent that the applicable series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior shares, or redeem or otherwise acquire junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such series of preferred shares and on all our other series of preferred shares ranking senior to or on a parity with such series of preferred shares for all past distribution periods. The preceding sentence does not prohibit:

  •
  distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior shares;

  •
  conversions into or exchanges for junior shares;

  •
  pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding preferred shares of such series and any other class or series of shares ranking on a parity with such series of preferred shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

  •
  our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for officers, trustees or employees or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust or bylaws or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

        To the extent an applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.

        Unless full cumulative distributions on a series of preferred shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other series of preferred shares ranking on a parity with such series with respect to distribution rights. When distributions are not paid in full upon a series of preferred shares and any other series ranking on a parity with such series with respect to distribution rights, all distributions declared upon such series and any series ranking on a parity with such series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such series and such other shares bear to each other.

        Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the series.

        Redemption.    We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

        Liquidation Preference.    The applicable prospectus supplement will specify the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. If liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all equally ranking shares of beneficial interest upon any liquidation, dissolution or winding up of our affairs, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

        After payment of the full amount of the liquidating distribution to which they are entitled, the holders of a series of preferred shares will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute our dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a series of preferred shares will not be added to our total liabilities.

        Voting Rights.    Holders of our preferred shares will not have any voting rights, except as described below or as otherwise from time to time specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional trustees to our Board of Trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable series are in arrears for six consecutive quarterly periods. If the applicable series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable series. If the applicable series does not have a cumulative distribution, the right to elect additional trustees described above shall remain in effect until we declare and pay or set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable series. In the event the preferred shareholders are so entitled to elect trustees, the entire Board of Trustees will be increased by two trustees.

        Unless otherwise provided for in an applicable series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected series of preferred shares outstanding at that time:

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  authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

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  reclassify any authorized shares of beneficial interest into a series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

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  create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights; and

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  amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that series of preferred shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the series of preferred shares.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series. Further, with respect to any merger, consolidation or similar event, so long as a series of preferred shares remains outstanding with the terms thereof materially unchanged or the holders of shares of that series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that series.

        The foregoing voting provisions will not apply if all of the outstanding shares of the series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

        As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a series, each depositary share will in effect be entitled to a fraction of a vote.

        Conversion and Exchange Rights.    We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange shares of any series of preferred shares into common shares or any other class or series of shares of beneficial interest or debt securities or other property. The terms will include the number of common shares or other securities or property into which the preferred shares are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the series.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Wells Fargo Bank, National Association. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

        The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

        We may, at our option, elect to offer fractional interests in preferred shares, rather than whole preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

Distributions

        The depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares, in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable preferred shares.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

        You may receive the number of whole preferred shares and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

        If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for voting preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary's gross negligence or willful misconduct.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

        The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Taxation

        As an owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the preferred shares represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

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  no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

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  the tax basis of each preferred share to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

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  if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

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  all depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

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  each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.

        Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

        The following is a summary of the material terms of our warrants and the warrant agreement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. If indicated in a prospectus supplement, the terms of such securities may differ from those described below.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

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  the offering price;

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  the currencies in which such warrants are being offered;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the date on which the warrants will expire;

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  the rights, if any, we have to redeem the warrants;

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  the name of the warrant agent; and

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  the other terms of the warrants.

        If material, we will discuss in the applicable prospectus supplement U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS

        We are organized as a REIT under Maryland law. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have filed with the SEC, and the provisions of Maryland law.

Trustees

        Our declaration of trust and bylaws provide for a Board of Trustees of five members and that our Board of Trustees may change the number of trustees, but there may be not less than three trustees.

        Our declaration of trust divides our Board of Trustees into three classes. The initial term of the trustees who are members of Class 1 will expire at our annual meeting in 2013, the initial term of the trustees who are members of Class 2 will expire at the next succeeding annual meeting, and the initial term of the Class 3 trustee will expire at the next succeeding annual meeting. Shareholders elect only one class of trustees each year. At each annual meeting, shareholders elect the successors of the class of trustees whose term expires at that meeting for a term expiring at the annual meeting held in the third year following the year of their election. We believe that classification of our Board of Trustees helps to assure the continuity of our business strategies and policies. The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change in a majority of our Board of Trustees, and no such change may be possible so long as CWH retains a significant amount of our common shares.

        There is no cumulative voting in the election of trustees. Except as may be mandated by any applicable law or the listing requirements of the principal exchange on which our common shares are listed, and subject to the voting rights of any class or series of our shares which may be hereafter created, (1) a plurality of all the votes cast at a meeting of our shareholders duly called and at which a quorum is present is required to elect a trustee in an uncontested election of trustees and (2) a majority of all the votes entitled to be cast in the election of trustees at a meeting of our shareholders duly called and at which a quorum is present is required to elect a trustee in a contested election (which is an election at which the number of nominees exceeds the number of trustees to be elected).

        In case of failure to elect trustees at an annual meeting of shareholders, the incumbent trustees will hold over and continue to direct the management of our business and affairs. In the event of a vacancy on our Board of Trustees, including a vacancy caused by a resignation of a trustee or by an increase in the number of trustees, the vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, for the remaining term of the class in which the vacancy exists and until a successor is elected and qualifies. Our declaration of trust provides that a trustee may be removed (1) only for cause, at a meeting of our shareholders properly called for that purpose, by the affirmative vote of not less than 75% of the outstanding shares entitled to be cast in the election of trustees, or (2) with or without cause, by the affirmative vote of not less than 75% of the remaining trustees. This precludes shareholders from removing incumbent trustees unless they can obtain a substantial affirmative vote of shares, and obtaining such vote will not be possible so long as CWH retains more than 25% of our voting shares unless CWH votes in favor of such removal.

        Under our bylaws, a trustee must be 21 years of age, not under legal disability, have substantial expertise or experience relevant to our business (as determined by our Board of Trustees), not have been convicted of a felony and meet the qualifications of an "Independent Trustee" or a "Managing Trustee." An "Independent Trustee" is one who is not an employee of our manager, RMR, who is not involved in our day to day activities and who meets the qualifications of an independent director under the applicable rules of the NYSE and the SEC, as those requirements may be amended from time to time. A "Managing Trustee" is one who has been an employee, officer or director of our manager or involved in our day to day activities for at least one year prior to his or her election. A majority of the trustees holding office shall at all times be Independent Trustees, except for temporary periods due to vacancies. If the number of trustees, at any time, is set at less than five, at least one trustee will be a Managing Trustee. So long as the number of trustees shall be five or greater, at least two trustees will be Managing Trustees.

Advance Notice of Trustee Nominations and New Business

        Annual Meetings of Shareholders.    Our bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made only in our notice of the meeting, by or at the direction of our Board of Trustees, or by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures set forth in our bylaws.

        Under our bylaws, a shareholder's written notice of nominations for trustee or other matters to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of our proxy statement for the preceding year's annual meeting; provided however, that in the event that the date of the proxy statement for the annual meeting is more than 30 days earlier than the first anniversary of the date of the proxy statement for the preceding year's annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of such meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period for the giving of a shareholder's notice.

        Our bylaws set forth procedures for submission of nominations for trustee elections and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:

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  requiring that a shareholder wishing to make a nomination or proposal of other business be a shareholder of record of at least $2,000 in market value, or 1% of our shares, entitled to propose such business and to vote at the meeting on such proposal for at least one year immediately preceding such shareholder's submission of a notice of the proposal, that the shareholder continue to be such a shareholder at the time of submitting its notice of such proposal through and including the time of the annual meeting and that the shareholder submit the proposal to our Secretary in accordance with the requirements of our bylaws;

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  providing that the advance notice provisions in our bylaws are the exclusive means for a shareholder to make nominations or propose business for consideration at an annual meeting of shareholders, except to the extent of matters which are required to be presented to our shareholders by applicable law, which have been properly presented in accordance with the requirements of such law;

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  requiring certain information be provided regarding any proposed nominee by the proposing shareholder;

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  requiring certain information be provided with respect to any business other than the election of trustees that a shareholder proposes to bring before a meeting of our shareholders;

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  requiring certain information to be provided as to the shareholder giving the notice and certain of its affiliates; and

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  providing that the proposing shareholder is responsible for ensuring compliance with the advance notice provisions, that any responses of the shareholder to any request for information will not cure any defect in the shareholder's notice and that neither we, our Board of Trustees, any committee of our Board of Trustees nor any of our officers has any duty to request clarification or updating information or inform the proposing shareholder of any defect in the shareholder's notice.

        Special Meetings of Shareholders.    With respect to special meetings of shareholders, our bylaws provide that only business brought before the meeting pursuant to our notice of the meeting may be conducted at such meeting. Nominations of individuals for election to our Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Trustees, or, provided that our Board of Trustees has determined that trustees will be elected at such special meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, in the event we call a special meeting of shareholders for the purpose of electing one or more trustees, a shareholder may nominate an individual or individuals (as the case may be) for election as a trustee if the shareholder provides timely notice, in writing, to our Secretary at our principal executive offices, containing the information and following the procedures required by the advance notice provisions in our bylaws, as described above for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder's notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the trustees to be elected at such meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder's notice.

Meetings of Shareholders; Voting by Shareholders

        Under our declaration of trust and bylaws, our annual meetings of shareholders will be held at a date and time set by our Board of Trustees. Meetings of our shareholders may be called only by a majority of our Board of Trustees.

        Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our bylaws, shareholders do not have the right to take any action by written consent. With respect to matters brought before a meeting of shareholders other than the election of trustees, except where a different voting standard is required by any applicable law, the listing requirements of the principal exchange on which our common shares are listed or a specific provision of our declaration of trust, (1) if the matter is approved by at least 60% of the trustees then in office, including 60% of the independent trustees then in office, a majority of all the votes cast at the meeting shall be required to approve the matter and (2) if the matter is not approved by at least 60% of the trustees then in office, including 60% of the independent trustees then in office, 75% of all common shares entitled to vote at the meeting shall be required to approve the matter.

Liability and Indemnification of Trustees and Officers

        The laws relating to Maryland real estate investment trusts, or the Maryland REIT Law, permit a REIT formed under Maryland law to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

        Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify, without requiring a preliminary determination of ultimate entitlement to indemnification, (1) any present or former trustee or officer of our company who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity or (2) any individual who, while a trustee or officer of our company and, at our request, serves or has served as a trustee, director, officer or partner of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of ours in the capacities described above and any present or former shareholder, employee or agent of us or any such predecessor. Except with respect to proceedings to enforce rights to indemnification, we are only required to indemnify our trustees and officers as described in this paragraph in connection with a proceeding initiated by any such person against us if such proceeding was authorized by our Board of Trustees.

        The Maryland REIT Law permits a REIT formed under Maryland law to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

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  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        We have also entered into indemnification agreements with our trustees and our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

        The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

        Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of us by reason of being a shareholder. Despite these facts, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity like us may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. We have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

        Under our declaration of trust, each shareholder is liable to us for, and shall indemnify and hold harmless us and our affiliates from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys' and other professional fees, whether third party or internal, arising from a shareholder's breach of or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws (including the advance notice provisions of our bylaws) or any action by or against us in which the shareholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the lesser of 18% per annum or the maximum amount permitted by law, from the date such costs or other amounts are incurred until the receipt of payment.

Disputes by Shareholders

        Our bylaws provide that actions, other than those arising under the Federal securities laws and the rules and regulations of the SEC in effect from time to time, brought against us or any trustee, officer, manager (including RMR or its successor), agent or employee of us, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws.

Transactions with Affiliates

        Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self dealing by trustees, interested trustee transactions and corporate opportunities, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.

Restrictions on Ownership and Transfers of Shares

        Our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code (e.g., indirect ownership through CWH), or beneficially own under Rule 13d-3 under the Exchange Act, more than 9.8% of the number or value (whichever is more restrictive) of shares of any class or series of our outstanding shares of beneficial interest, including our common shares. Our declaration of trust also prohibits any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Code or would otherwise cause us to fail to qualify as a REIT.

        These restrictions do not apply to CWH, RMR or their affiliates so long as such ownership does not adversely affect our qualification as a REIT under the Code. Our Board of Trustees, in its discretion, may exempt other persons from this ownership limitation, so long as the Board of Trustees determines, among other things, that it is in our best interest. Our Board of Trustees may not grant an exemption if the exemption would result in our failing to qualify as a REIT. In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:

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  the general reputation and moral character of the person requesting an exemption;

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  whether the person's ownership of shares would be direct or through ownership attribution;

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  whether the person's ownership of shares would interfere with the conduct of our business, including without limitation, our ability to acquire additional properties;

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  whether granting an exemption would adversely affect any of our existing contractual arrangements or business policies;

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  whether the person to whom the exemption would apply has been approved as an owner of us by all regulatory or other governmental authorities who have jurisdiction over us; and

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  whether the person to whom the exemption would apply is attempting to change control of us or affect our policies in a way which our Board of Trustees, in its discretion, considers adverse to our best interests or those of our shareholders.

        In addition, our Board of Trustees may require such rulings from the IRS, opinions of counsel, representations, undertakings or agreements it deems advisable in order to make the foregoing decisions.

        If a person attempts a transfer of our shares of beneficial interest in violation of the ownership limitations described above, then our Board of Trustees may, among other things, deem that the number of shares which would cause the violation will be automatically transferred to a trust, or the Charitable Trust, for the exclusive benefit of one or more charitable beneficiaries designated by us. The prohibited owner will:

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  have no rights in the shares held in the Charitable Trust;

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  not benefit economically from ownership of any shares held in the Charitable Trust (except to the extent provided below upon sale of the shares);

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  have no rights to distributions;

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  not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust; and

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  have no claim, cause of action or other recourse whatsoever against the purported transferor of such shares.

        Unless otherwise directed by our Board of Trustees, within 20 days of receiving notice from us that shares have been transferred to the Charitable Trust, or as soon thereafter as practicable, the trustee of the Charitable Trust, or the Charitable Trustee, will sell such shares (together with the right to receive distributions with respect to such shares) to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee of the Charitable Trust will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary of the Charitable Trust as follows:

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  the prohibited owner will receive the lesser of:

  (1)
  the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the Charitable Trust, less the costs, expenses and compensation of the Charitable Trustee and us; and

  (2)
  the net sales proceeds received by the trustee of the Charitable Trust from the sale of the shares held in the Charitable Trust; and

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  any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the Charitable Trust and us.

        If, prior to our discovery that shares of beneficial interest have been transferred to the Charitable Trust, a prohibited owner sells those shares, then:

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  those shares will be deemed to have been sold on behalf of the Charitable Trust; and

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  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee of the Charitable Trust, the prohibited owner must promptly pay the excess to the trustee of the Charitable Trust upon demand.

        Also, shares of beneficial interest held in the Charitable Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in the transfer to the Charitable Trust or, if the prohibited owner did not give value for the shares, such as in the case of a devise, gift or other such transaction, the market price per such share on the day of the event causing the shares to become held by the Charitable Trust, less the costs, expenses and compensation of the Charitable Trustee, if any, and us; and

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  the market price per share on the date we, or our designee, accept the offer, less the costs, expenses and compensation of the Charitable Trustee, if any, and us.

        We will have the right to accept the offer until the trustee of the Charitable Trust has sold the shares held in the Charitable Trust. The net proceeds of the sale to us will be distributed similar to any other sale by a trustee of the Charitable Trust. Our Board of Trustees may retroactively amend, alter or repeal any rights which the Charitable Trust, the trustee of the Charitable Trust or the beneficiary of the Charitable Trust may have under our declaration of trust, except that our Board of Trustees may not retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the trustee of the Charitable Trust. The trustee of the Charitable Trust will be indemnified by us or from the proceeds from the sale of shares held in the Charitable Trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our declaration of trust and is entitled to receive reasonable compensation for services provided.

        Costs, expenses and compensation payable to the Charitable Trustee may be funded from the Charitable Trust or by us. We will be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the Charitable Trustee) from the Charitable Trust for any such amounts funded by us.

        In addition, costs and expenses incurred by us in the process of enforcing the ownership limitations set forth in our declaration of trust, in addition to reimbursement of costs, expenses and compensation of the trustee of the Charitable Trust which have been funded by us, may be collected from the Charitable Trust.

        The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in such a transaction will be subject to all of the provisions and limitations described above.

        Every owner of 5% or more of any class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after a request from us, stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. If the Code or applicable tax regulations specify a threshold below 5%, this notice provision will apply to those persons who own our shares of beneficial interest at the lower percentage. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to determine our status as a REIT, to comply or determine our compliance with the requirements of any taxing authority or other government authority and to determine and ensure compliance with the foregoing ownership limitations.

        All certificates evidencing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.

        These restrictions on ownership and transfer are intended to assist with REIT compliance under the Code and otherwise to promote our orderly governance.

Compliance with Governing Documents and Applicable Law

        Our declaration of trust creates a covenant between us and our shareholders which requires our shareholders (1) to comply with our declaration of trust and our bylaws and (2) to comply, and assist us in complying, with all applicable requirements of federal and state laws, and our contractual obligations which arise by reason of the shareholder's ownership interest in us, and with all other laws or agreements which apply to us or our businesses, assets or operations and which require action or inaction on the part of such shareholder.

Business Combinations

        The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

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  any person who beneficially owns 10% or more of the voting power of the trust's outstanding voting shares; or

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  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

        After the five year prohibition period has ended, a business combination between a trust and an interested shareholder generally must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

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  the affirmative vote of at least 80% of the votes entitled to be cast; and

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  the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

        The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. Our Board of Trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by the Board of Trustees, including the approval of a majority of the members of the Board of Trustees who are not affiliates or associates of the interested shareholder. This resolution, however, may be altered or repealed in whole or in part at any time.

Control Share Acquisitions

        The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. The MGCL provides for certain exceptions from the definition of control share acquisition.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of those shares are considered and not approved. The right of the trust to redeem any or all of the control shares is subject to conditions and limitations listed in the statute.

        The trust may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute of the MGCL does not apply to the following:

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  shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

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  acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

        Our bylaws contain a provision exempting any and all acquisitions by any person of our common shares from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.

Amendments to Our Declaration of Trust and Bylaws, Dissolution and Mergers

        Under the Maryland REIT Law, a REIT formed under Maryland law generally cannot dissolve, amend its declaration of trust or merge, unless these actions are approved by the affirmative vote of shareholders holding at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of all the votes entitled to be cast on the matter. Our declaration of trust provides for approval of any of the foregoing actions by a majority of all votes entitled to be cast on these actions provided the action in question has been approved by 60% of our Board of Trustees, including 60% of our Independent Trustees. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions which have been approved by 60% of our Board of Trustees, including 60% of our Independent Trustees, will be the affirmative vote of a majority of the votes cast on the matter. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to increase or decrease the aggregate number of shares that we may issue and to effect changes in our unissued shares, as described more fully above, and to change our name or the name of any class or series of our shares, in each case without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our Board of Trustees may amend any other provision of our declaration of trust without shareholder approval. Our declaration of trust and bylaws also provide that our bylaws may only be amended by our Board of Trustees.

Anti-Takeover Effect of Maryland law and of Our Declaration of Trust and Bylaws

        The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

  •
  the prohibition in our declaration of trust of any shareholder other than CWH, RMR and their affiliates from owning more than 9.8% of the number or value of our outstanding shares;

  •
  the division of our trustees into three classes, with the term of one class expiring each year and, in each case, until a successor is elected and qualifies;

  •
  shareholder voting rights and standards for the election of trustees and other matters which generally require larger majorities for approval of actions which are not approved by our trustees or for the election of trustees in contested elections than for actions which are approved by our trustees or for the election of trustees in uncontested elections;

  •
  required qualifications for an individual to serve as a trustee and a requirement that certain of our trustees be "managing trustees" and other trustees be "independent trustees";

  •
  limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election as trustees and propose other business to be considered at a meeting of our shareholders;

  •
  the requirement that an individual trustee may be removed by our shareholders, with cause, by the affirmative vote of holders of not less than 75% of our common shares entitled to vote in the election of trustees or, with or without cause, by the affirmative vote of not less than 75% of the remaining trustees;

  •
  the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws and to fill vacancies on our Board of Trustees;

  •
  the fact that only our Board of Trustees may call shareholder meetings and that shareholders are not entitled to act without a meeting;

  •
  the authority of our Board of Trustees to adopt certain amendments to our declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Trustees;

  •
  the requirement that amendments to our declaration of trust may be made only if approved by 60% of our trustees (including 60% of our Independent Trustees);

  •
  the business combination provisions and control share acquisition provisions of the MGCL, if the provisions in our declaration of trust providing that we have elected not to be governed by these provisions are amended or eliminated; and

  •
  for so long as CWH continues to hold a substantial ownership stake in us, CWH may effectively be able to elect all of the members of our Board of Trustees, including our Independent Trustees, and to control the outcome of any shareholder vote, including with respect to a change of control of us.

        Because of our ownership of AIC, we are an insurance holding company under applicable state law; accordingly, anyone who intends to solicit proxies for a person to serve as one of our trustees or for another proposal of business not approved by our Board of Trustees may be required to receive pre-clearance from the concerned insurance regulators.

        In addition, our revolving credit agreement, our term loan agreement, our property management agreement with RMR, our business management agreement with RMR and our shareholders agreement with AIC each also contain change in control provisions, which are further described below.

        For all of these reasons, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.

Liability of Shareholders for Breach of Restrictions on Ownership

        Our revolving credit agreement and our term loan agreement provide that a change in our control, as defined in those agreements and including that RMR ceases to be our sole business manager and property manager, without the consent of the applicable lenders, constitutes a default under those agreements, and a default under those agreements could result in a cross-default under our other debt. In addition, our property management agreement with RMR and our business management agreement with RMR provide that our rights and benefits under those agreements may be terminated in the event that anyone acquires more than 9.8% of our shares or we experience some other change in control, as defined in those agreements, without the consent of RMR, and our shareholders agreement with respect to AIC provides that AIC and the other shareholders of AIC may have rights to acquire our interests in AIC if such an acquisition occurs or if we experience some other change in control. If a breach of the ownership limitations or other provisions of our declaration of trust or bylaws results in a default under our revolving credit agreement, our term loan agreement or other debt, a loss of the benefits of our property management agreement or our business management agreement, or a loss of our ownership interests in AIC, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

 SELLING SHAREHOLDER

        The common shares that the selling shareholder, CWH, may offer and sell were acquired directly from us in connection with our formation as a wholly owned subsidiary of CWH in February 2012.

        The registration of our common shares pursuant to the registration statement of which this prospectus is a part does not necessarily mean that the selling shareholder will sell all or any of our common shares it owns. From time to time, depending upon the selling shareholder's continuing review of its investments and various other factors, the selling shareholder may, subject to any applicable securities laws, sell all or any part of the common shares offered by this prospectus. For additional information about the possible distribution of the common shares offered by this prospectus, see "Plan of Distribution" below.

        The following table sets forth the number of our common shares beneficially owned by CWH as of May 28, 2013, the maximum number of common shares that may be offered and sold by CWH pursuant to this prospectus and information regarding the beneficial ownership of our common shares by CWH, and reflects the assumed sale of all of the common shares offered by this prospectus. Because the selling shareholder may sell all, some or none of the common shares it beneficially owns, we cannot estimate either the number or percentage of common shares that will be beneficially owned by the selling shareholder after completion of the offering to which this prospectus relates. The following table has been prepared assuming that CWH will sell all of our common shares it beneficially owns and does not acquire any additional common shares. In addition, the selling shareholder may sell, transfer or otherwise dispose of at any time and from time to time, our common shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

Name	Number of Common Shares Beneficially Owned Prior to the Offering	Percentage of Outstanding Common Shares	Number of Common Shares Being Offered Hereby	Number of Common Shares to be Owned After Completion of the Offering
CommonWealth REIT(1)	22,000,000	56.0%	22,000,000	0	(2)
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634

(1)
CWH reported in a Schedule 13D/A filed with the SEC on December 12, 2012, or the Schedule 13D/A, that RMR, as manager of CWH, and Reit Management & Research Trust, or RMR Trust, as the sole member of RMR, may, under applicable regulatory definitions be deemed to beneficially own (and have shared voting and dispositive power over) the 22,000,000 common shares beneficially owned by CWH. In the Schedule 13D/A, RMR and RMR Trust each disclaimed such beneficial ownership. In addition, in the Schedule 13D/A, Mr. Barry M. Portnoy reported that he beneficially owns 2,000 common shares, and Mr. Adam D. Portnoy reported that he beneficially owns 2,000 common shares. In that same Schedule 13D/A, Mr. Barry M. Portnoy and Mr. Adam D. Portnoy reported that in their respective positions with RMR and RMR Trust, they may also be deemed to beneficially own (and have shared voting and dispositive power over) the 22,000,000 common shares beneficially owned by CWH. In that same Schedule 13D/A, Mr. Barry M. Portnoy and Mr. Adam D. Portnoy each disclaimed such beneficial ownership. On May 13, 2013, we granted each of our trustees, including Mr. Barry M. Portnoy and Mr. Adam D. Portnoy, 2,000 of our common shares. None of the 4,000 common shares beneficially owned by each of Mr. Barry M. Portnoy and Mr. Adam D. Portnoy are included in the common shares listed as beneficially owned by CWH in the above table.

(2)
Assumes the sale of all common shares registered for the account of the selling shareholder. The selling shareholder may sell all, some or no portion of the common shares registered hereunder.

        In March 2013, we entered into a registration agreement with CWH. Under the registration agreement, we have agreed to, among other things, file a registration statement with respect to the common shares held by CWH, and CWH has agreed to pay all expenses incurred by us relating to the registration and sale of such common shares. In the event an offering of any of the common shares held by CWH is not consummated pursuant to such registration statement within the earlier of (i) 30 days after the effective date of such registration statement and (ii) 90 days after the initial filing of such registration statement, CWH may make a one-time request that we file an amendment to such registration statement, a new registration statement or a prospectus supplement. Our obligation to register the common shares owned by CWH for resale is subject to certain conditions and may be terminated in certain circumstances, in each case, as described in the registration agreement. We have agreed to indemnify CWH, its officers, trustees and controlling persons, and CWH has agreed to indemnify us, our officers, Trustees and controlling persons, against certain liabilities, including liabilities under the Securities Act, and we and CWH have agreed to reimburse payments that the other may make in respect of those liabilities. For more information about our relationship with CWH, see "—Information Regarding Certain Relationships and Related Transactions" below.

Information Regarding Certain Relationships and Related Transactions

        We were formerly a wholly owned subsidiary of CWH, a NYSE-listed REIT that primarily owns office properties. CWH created us to concentrate its ownership of certain net leased lands located in Hawaii that CWH purchased in 2003 and 2005 from the Damon Estate and the Campbell Estate, respectively, and other net leased properties, or, collectively, the Initial Properties. On February 16, 2012, CWH contributed the Initial Properties to us and in return we issued to CWH: (1) 22,000,000 common shares (including 1,000 common shares initially issued to CWH on December 21, 2011 in connection with our formation) and (2) a $400.0 million demand promissory note, or the CWH Note. On March 6, 2012, we priced our initial public offering, or IPO, of 8,000,000 common shares. The sale of those common shares and an additional 1,200,000 common shares pursuant to the full exercise of the underwriters' option to purchase additional common shares closed on March 12, 2012, and we became a public company. Simultaneous with the closing of our IPO, we entered into a $500.0 million revolving credit facility, which we increased to $750.0 million in February 2013, that is available for general business purposes, including acquisitions. We used the net proceeds from our IPO and borrowings under our revolving credit facility to repay in full the CWH Note and to reimburse CWH for costs that CWH incurred in connection with our organization and preparation for our IPO.

        Neither we nor CWH have employees. Personnel and various services we require to operate our and CWH's business are provided to us and CWH by RMR. We have two agreements with RMR to provide management and administrative services to us: (1) a business management agreement, which relates to our business generally, and (2) a property management agreement, which relates to our property level operations. RMR provides similar management and administrative services to CWH pursuant to a business management agreement and a property management agreement.

        One of our Managing Trustees, Mr. Barry M. Portnoy, is Chairman, majority owner and an employee of RMR. Our other Managing Trustee, Mr. Adam D. Portnoy, is an owner, President, Chief Executive Officer and a director of RMR. Each of our executive officers is also an officer of RMR. CWH's executive officers are officers of RMR. Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR provides management services. Mr. Barry M. Portnoy serves as a managing director or managing trustee of those companies, including CWH, and Mr. Adam D. Portnoy serves as a managing trustee of a majority of those companies, including CWH. In addition, officers of RMR serve as officers of those companies, including Mr. Adam D. Portnoy, who is President of CWH.

        In order to govern our future relations with CWH, we entered into a transaction agreement with CWH, or our transaction agreement, effective upon completion of our IPO. Our transaction agreement provides that, among other things: (1) the current assets and liabilities of the Initial Properties upon completion of our IPO were settled between us and CWH so that CWH retained all pre-closing current assets and liabilities and we assumed all post-closing current assets and liabilities; (2) we will indemnify CWH with respect to any liability relating to any property transferred to us, including any liability which relates to periods prior to our formation, other than the pre-closing current assets and liabilities CWH retained with respect to the Initial Properties; (3) the rights and obligations of the lessor under the lease for 12501 Research Park, Buildings 2, 3 and 4, Austin, TX are allocated between us and CWH such that we assume the obligations of the lessor and shall be entitled to the rents and other rights under such lease as it relates to the premises located in 12501 Research Park, Buildings 3 and 4, Austin, TX, and CWH retains the obligations of the lessor and shall be entitled to the rents and other rights under such lease as it relates to the premises located in 12501 Research Park, Building 2, Austin, TX; (4) we and CWH will cooperate to enforce the ownership limitations in our and its respective declarations of trust as may be appropriate to qualify for and maintain REIT tax status and otherwise to promote our respective orderly governance; and (5) we and CWH will cooperate to file future tax returns including appropriate allocations of taxable income, expenses and other tax attributes.

        We, CWH, RMR and five other companies to which RMR provides management services each currently own 12.5% of Affiliates Insurance Company, or AIC, an Indiana insurance company. All of our Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. There is a shareholders agreement among us, the other shareholders of AIC and AIC which includes arbitration provisions for the resolution of disputes. We and the other shareholders of AIC have purchased property insurance providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts.

        For further information about these and other such relationships and related person transactions, please see our Annual Report, our definitive Proxy Statement for the 2013 Annual Meeting of Shareholders scheduled to be held on May 13, 2013, or our Proxy Statement, and our other filings with the SEC, including Note 9 to our Consolidated Financial Statements included in our Annual Report, the sections captioned "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Related Person Transactions (dollars in thousands)" and "Warning Concerning Forward Looking Statements" of our Annual Report, and the section captioned "Related Person Transactions and Company Review of Such Transactions" and the information regarding our Trustees and executive officers in our Proxy Statement. In addition, please see the section captioned "Risk Factors" of our Annual Report for a description of risks that may arise from these transactions and relationships. Copies of certain of our agreements with these related parties, including our business management agreement and property management agreement with RMR, registration agreement and various other agreements we have entered with CWH and our shareholders agreement with AIC and its shareholders, are publicly available as exhibits to our public filings with the SEC. For further information about certain of these filings, see "Incorporation of Certain Information By Reference" and "Where You Can Find More Information" in this prospectus.

 PLAN OF DISTRIBUTION

        We may sell the securities or the selling shareholder may resell or redistribute the securities to one or more underwriters for public offering and sale by them, directly to investors, through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We or the selling shareholder may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or the selling shareholder also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us or the selling shareholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us or the selling shareholder to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling shareholder, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        In compliance with Financial Industry Regulatory Authority, Inc., or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or the selling shareholder for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We or the selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling shareholder or borrowed from us, the selling shareholder or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or the selling shareholder in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

        From time to time, the selling shareholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by it. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of the selling shareholder's securities offered under this prospectus will decrease as and when any pledgee, secured party or other person takes such actions. The plan of distribution for the selling shareholder's securities will otherwise remain unchanged. In addition, the selling shareholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        We will not receive any proceeds from sales of any securities by the selling shareholder. We cannot assure you that the selling shareholder will sell all or any portion of its securities, if any, covered by this prospectus.

        In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include overallotments or short sales of the securities, which involve sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us or the selling shareholder and our or its affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

        Sullivan & Worcester LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP also has passed upon certain tax matters in an opinion filed with the registration statement of which this prospectus is a part. Sullivan & Worcester LLP and Venable LLP also represent CWH and certain of its affiliates on various matters, and Sullivan & Worcester LLP represents RMR, our manager, and certain of its affiliates on various matters.

EXPERTS

        The consolidated financial statements and schedules of Select Income REIT appearing in our Annual Report (Form 10-K) for the year ended December 31, 2012 and the statement of revenues and certain operating expenses of 45101-45301 Warp Drive appearing in our Current Report on Form 8-K filed with the SEC on March 25, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at www.sec.gov or by accessing our Internet site at www.sirreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites is not incorporated by reference into this prospectus or related registration statement.

        Our common shares are traded on the NYSE under the symbol "SIR," and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement, including filings made prior to the effectiveness of the registration statement, of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

  •
  our Current Reports on Form 8-K dated January 14, 2013, February 4, 2013, March 25, 2013 (two separate Current Reports dated and filed on March 25, 2013), April 10, 2013 and May 16, 2013;

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 from our definitive Proxy Statement for our 2013 Annual Meeting of Shareholders dated February 25, 2013; and

  •
  the description of our common shares contained in our registration statement on Form 8-A dated February 27, 2012, including any amendments or reports filed for the purpose of updating that description.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 796-8232, Attention: Investor Relations.

 STATEMENT CONCERNING LIMITED LIABILITY

        THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SELECT INCOME REIT, DATED MARCH 9, 2012, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SELECT INCOME REIT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SELECT INCOME REIT. ALL PERSONS DEALING WITH SELECT INCOME REIT IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SELECT INCOME REIT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration Fee Under Securities Act of 1933	$199,573
Legal Fees and Expenses	$125,000
Accounting Fees and Expenses	$20,000
Miscellaneous Fees and Expenses	$18,600

Total:	$363,173	(1)

(1)
These expenses represent an estimate of the expenses we expect to incur in connection with the preparation and filing of this registration statement. Other expenses in connection with the issuance and distribution of securities to be offered hereunder are contingent on the number of offerings and cannot reasonably be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        The laws relating to Maryland real estate investment trusts, or the Maryland REIT Law, permit a real estate investment trust, or REIT, formed under Maryland law to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

        Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify, without requiring a preliminary determination of ultimate entitlement to indemnification, (1) any present or former trustee or officer of our company who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity or (2) any individual who, while a trustee or officer of our company and, at our request, serves or has served as a trustee, director, officer or partner of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of ours in the capacities described above and any present or former shareholder, employee or agent of us or any such predecessor. Except with respect to proceedings to enforce rights to indemnification, we are only required to indemnify our trustees and officers as described in this paragraph in connection with a proceeding initiated by any such person against us if such proceeding was authorized by our Board of Trustees.

        The Maryland REIT Law permits a REIT formed under Maryland law to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        We have also entered into indemnification agreements with our trustees and our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

        The Securities and Exchange Commission has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

        Reference is made to our bylaws filed as Exhibit 3.1 to our Current Report on Form 8-K dated May 16, 2013 and our declaration of trust filed as Exhibit 3.1 to our Current Report on Form 8-K dated March 6, 2012. Reference is also made to our indemnification agreements with our trustees and officers a form of which is filed as Exhibit 10.5 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

        Any underwriting agreements (Exhibits 1.1 through 1.5) that may be filed by amendment or incorporated by reference may contain provisions for indemnification by the underwriters of our officers, trustees and controlling persons.

Item 16.    Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities).*
1.2	Form of Underwriting Agreement (for Preferred Shares).*
1.3	Form of Underwriting Agreement (for Common Shares).*
1.4	Form of Underwriting Agreement (for Depositary Shares).*
1.5	Form of Underwriting Agreement (for Warrants).*
4.1	Amended and Restated Declaration of Trust, dated March 9, 2012. (Incorporated by reference to our Current Report on Form 8-K dated March 6, 2012.)

Exhibit No.	Description
4.2	Amended and Restated Bylaws, dated May 13, 2013. (Incorporated by reference to our Current Report on Form 8-K dated May 16, 2013.)
4.3	Form of Senior Indenture.**
4.4	Form of Senior Subordinated Indenture.**
4.5	Form of Junior Subordinated Indenture.**
4.6	Form of Senior Debt Security.*
4.7	Form of Senior Subordinated Debt Security.*
4.8	Form of Junior Subordinated Debt Security.*
4.9	Form of Articles Supplementary for Preferred Shares.*
4.10	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.11	Form of Preferred Share Certificate.*
4.12	Form of Common Share Certificate. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.)
4.13	Form of Warrant Agreement, including form of Warrant.*
5.1	Opinion of Sullivan & Worcester LLP.***
5.2	Opinion of Venable LLP.**
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.**
10.1
Registration Agreement, dated as of March 25, 2013, between Select Income REIT and CommonWealth REIT. (Incorporated by reference to our Registration Statement on Form S-11, File No. 333-187489, as filed on March 25, 2013).
12.1	Computation of Ratio of Earnings to Fixed Charges.**
23.1	Consent of Ernst & Young LLP.***
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).**
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1).**
23.4	Consent of Venable LLP (included in Exhibit 5.2).**
24.1	Powers of Attorney of certain officers, trustees and directors (included on signature pages).**
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture.**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture.**
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture.**

*
To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**
Previously filed.

***
Filed herewith.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (8)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on May 29, 2013.

SELECT INCOME REIT
BY:	/s/ DAVID M. BLACKMAN David M. Blackman President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ DAVID M. BLACKMAN David M. Blackman		President and Chief Operating Officer	May 29, 2013
* John C. Popeo		Treasurer and Chief Financial Officer (principal financial officer and principal accounting officer)	May 29, 2013
* Donna D. Fraiche		Independent Trustee	May 29, 2013
* William A. Lamkin		Independent Trustee	May 29, 2013
* Jeffrey P. Somers		Independent Trustee	May 29, 2013
* Adam D. Portnoy		Managing Trustee	May 29, 2013
* Barry M. Portnoy		Managing Trustee	May 29, 2013
*By:	/s/ DAVID M. BLACKMAN David M. Blackman Attorney-in-fact		May 29, 2013

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities).*
1.2	Form of Underwriting Agreement (for Preferred Shares).*
1.3	Form of Underwriting Agreement (for Common Shares).*
1.4	Form of Underwriting Agreement (for Depositary Shares).*
1.5	Form of Underwriting Agreement (for Warrants).*
4.1	Amended and Restated Declaration of Trust, dated March 9, 2012. (Incorporated by reference to our Current Report on Form 8-K dated March 6, 2012.)
4.2	Amended and Restated Bylaws, dated May 13, 2013. (Incorporated by reference to our Current Report on Form 8-K dated May 16, 2013.)
4.3	Form of Senior Indenture.**
4.4	Form of Senior Subordinated Indenture.**
4.5	Form of Junior Subordinated Indenture.**
4.6	Form of Senior Debt Security.*
4.7	Form of Senior Subordinated Debt Security.*
4.8	Form of Junior Subordinated Debt Security.*
4.9	Form of Articles Supplementary for Preferred Shares.*
4.10	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.11	Form of Preferred Share Certificate.*
4.12	Form of Common Share Certificate. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.)
4.13	Form of Warrant Agreement, including form of Warrant.*
5.1	Opinion of Sullivan & Worcester LLP.***
5.2	Opinion of Venable LLP.**
8.1	Opinion of Sullivan & Worcester LLP as to tax matters.**
10.1	Registration Agreement, dated as of March 25, 2013, between Select Income REIT and CommonWealth REIT. (Incorporated by reference to our Registration Statement on Form S-11, File No. 333-187489, as filed on March 25, 2013).
12.1	Computation of Ratio of Earnings to Fixed Charges.**
23.1	Consent of Ernst & Young LLP.***
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).**
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1).**
23.4	Consent of Venable LLP (included in Exhibit 5.2).**
24.1	Powers of Attorney of certain officers, trustees and directors (included on signature pages).**
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture.**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture.**
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture.**

*
To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**
Previously filed.

***
Filed herewith.